                                                                     EXHIBIT 3.1

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                                EEX CORPORATION


                                  SECTION ONE

    EEX Corporation, a Texas corporation (the "Company") formerly named Enserch Exploration, Inc. and formerly named Lone Star Energy Plant Operations, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, as amended, hereby adopts Restated Articles of Incorporation without amendments as set forth below.

                                  SECTION TWO

    The Restated Articles of Incorporation accurately copy the Articles of Incorporation and all amendments and supplements thereto that are in effect immediately prior hereto (collectively, the "Old Articles"), including the Statement of Resolution filed on September 11, 1996 establishing and designating the $200 Series A Junior Participating Preferred Stock, but except that the number of directors currently constituting the Board of Directors and the names and addresses of the persons now serving as directors is inserted in lieu of similar information in the Old Articles and the name of each incorporator is omitted.

                                 SECTION THREE

    The Restated Articles of Incorporation were adopted by resolution of the Board of Directors of the Company on February 24, 1998.

                                  SECTION FOUR

    The Old Articles are hereby superseded by the following Restated Articles of Incorporation, which accurately copy the entire text thereof except as above set forth:

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                EEX CORPORATION


                                  ARTICLE ONE

     The name of the corporation (the "Company") is EEX Corporation.

                                  ARTICLE TWO

     The period of its duration is perpetual.

                                 ARTICLE THREE

     The purposes for which the Company is organized are:

(1) To engage in all phases of the gas and oil business and related activities, including without limitation engaging in exploration, drilling, development, and production of gas and oil properties;

(2) To store, transport, buy and sell, gas, oil, salt, brine and other mineral solutions and liquefied minerals;

(3) To explore for, produce, purchase and sell, store, process and manufacture, transport and distribute gas, oil and all other minerals;

(4) To manufacture, produce, purchase or otherwise acquire, sell or dispose of, distribute, mortgage, pledge, lease, repair, install, operate, deal in and with, whether as principal or agent, products, goods, appliances, wares, merchandise, fixtures, plants, structures, machinery, and materials of every kind and description, to lend money for the carrying out of such purposes, and to take and hold real and personal property for the payment of such funds so loaned;

(5) To engage in the business of operation and maintenance of cogeneration and other power production projects; and

(6) To transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, as amended and in effect from time to time (the "TBCA").

                                  ARTICLE FOUR

(A) Authorized Capital Stock. The aggregate number of shares of all classes of stock the Company shall have authority to issue is 410,000,000 consisting of and divided into:

  (i) one class of 400,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"); and

  (ii) one class of 10,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), which may be divided into and issued in one or more series, as hereinafter provided.

(B) Series. The Preferred Stock may be divided into and issued in, at any time and from time to time, one or more series as the Board of Directors shall determine pursuant to the authority hereby vested in it. The Board of Directors shall have the authority to establish series of unissued shares of Preferred Stock, at any time and from time to time, by fixing and determining the designations, preferences, limitations and


                           Restated Articles of Incorporation of EEX Corporation relative rights of the shares of the series, subject to and within the limitations of the TBCA and the Articles of Incorporation, including without limitation the following:

    (a) the number of shares constituting the series and the distinctive designation of that series;

    (b) the dividend rate on shares of the series, the dividend payment dates, whether dividends shall be cumulative (and, if so, from which date or dates), non-cumulative, or partially cumulative, and the relative rights of priority, if any, of payment of dividends on the shares of the series;

    (c) the amount payable to the holders of shares of the series upon any voluntary or involuntary liquidation of the Company;

    (d) the preference in the assets of the Company over any other class, classes or series of shares upon the voluntary or involuntary liquidation of the Company;

    (e) whether the shares of the series are redeemable at the option of the Company, the shareholder or another person or upon occurrence of a designated event and, if so, the price payable upon redemption of shares of the series and the terms and conditions on which such shares are redeemable;

    (f) the provisions of the sinking fund, if any, for the redemption or purchase of shares of the series;

    (g) the voting rights, if any, of the shares of the series;

    (h) the terms and conditions, if any, on which such shares may be converted, at the option of the Company, the shareholder or another person or upon occurrence of a designated event, into shares of any other class or series;

    (i) the terms and conditions, if any, on which such shares may be exchanged, at the option of the Company, the shareholder or another person or upon occurrence of a designated event, for shares, obligations, indebtedness, evidences of ownership, rights to purchase securities or other securities of the Company or one or more other domestic or foreign corporations or other entities or for other property or for any combination of the foregoing; and

    (j) any other special rights and qualifications, limitations or restrictions permitted by the TBCA to be granted to or imposed on the series.

    Any of the designations, preferences, limitations and relative rights of the shares of any series so established may be made dependent upon facts ascertainable outside the Articles of Incorporation, which facts may include future acts of the Company, provided that the manner in which such facts shall operate upon the designations, preferences, limitations and relative rights of the shares of any series shall be set forth in the resolution or resolutions establishing the series.

    All shares within the same series of Preferred Stock shall be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. The Board of Directors shall have the authority to increase or decrease the number of shares within each series of Preferred Stock; provided, that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then outstanding.

(C) Preemptive Rights. No shareholder of the Company shall by reason of the shareholder's holding shares of any class or series have any preemptive or preferential right to purchase or subscribe to any shares of any class or series of the Company, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholders, other than such rights, if any, as the

                           Restated Articles of Incorporation of EEX Corporation

Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class or series of the Company, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, without offering any such shares of any class or series, either in whole or in part, to the existing shareholders of any class or series.

(D) Subordination of Common Stock. The Common Stock shall be subject and subordinate to the rights, privileges and preferences of any series of Preferred Stock to the extent set forth in the resolution or resolutions of the Board of Directors establishing the series.

(E)  Other Provisions Applicable to Capital Stock.

     (a) Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided by the TBCA or as set forth in the resolution or resolutions of the Board of Directors establishing any series of Preferred Stock.

     (b) At each election for directors of the Company ("Directors"), every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote; provided that cumulative voting in the election for Directors is prohibited.

     (c) In the event of any dissolution, liquidation or winding up of the Company, but subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its shareholders.

     (d) Subject to the rights of the holders of Preferred Stock as set forth in the resolution or resolutions of the Board of Directors establishing any series of Preferred Stock, dividends may be paid upon Common Stock to the exclusion of Preferred Stock out of any assets of the Company available therefor.

--------------------

     As adopted by the Board of Directors of the Company effective September 11, 1996:

          "RESOLVED, that pursuant to the authority conferred upon the Board of Directors of this Company by the provisions of the Restated Articles of Incorporation of this Company, the Board of Directors hereby creates a new series of Preferred Stock of the Company which shall consist of 1,000,000 shares of no par value, which shall be designated and known as $200 Series A Junior Participating Preferred Stock, and that in addition to the preferences, rights, voting powers and the restrictions or qualifications of all shares of Preferred Stock regardless of series, described and expressed in the Restated Articles of Incorporation of the Company, the Board of Directors hereby declares that the shares of the $200 Series A Junior Participating Preferred Stock shall have the terms, conditions, rights and preferences, as follows:

     1. Designation. The shares of such series shall be designated "$200 Series A Junior Participating Preferred Stock" (herein called "Series A Preferred Stock").

     2. Number. The number of shares of Series A Preferred Stock shall be 1,000,000, which number may be increased or decreased by resolution adopted by the Board of Directors: provided, however, that no decrease shall reduce the number of authorized shares of Series A Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon the exercise of outstanding rights, options for warrants or upon conversion of outstanding securities issued by the Company.

                           Restated Articles of Incorporation of EEX Corporation

     3. Dividends. Subject to the rights of the holders of any shares of any other series of Preferred Stock (or any similar stock) of the Company with respect to dividends, but in preference to the holders of shares of the Common Stock, par value $0.01 per share (the "Common Stock"), the Company or of any other class or series of stock of the Company ranking junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends for each Quarterly Dividend Period (as hereinafter defined) equal (rounded to the nearest cent) to the greater of (a) $20 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the Common Stock during the immediately preceding Quarterly Dividend Period, or, with respect to the first Quarterly Dividend Period, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time after September 10, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     As used herein "Quarterly Dividend Period" shall mean a period of three months which shall commence on February 1, May 1, August 1 and November 1 in each year (or in the case of original issuance, from the date of original issuance) and shall end on and include the day next preceding the first date of the next Quarterly Dividend Period. The first day of each such Quarterly Dividend Period shall be the dividend payment date for the regular quarterly dividend payable for the preceding Quarterly Dividend Period, except that the first dividend on shares of Series A Preferred Stock shall be payable on the quarterly payment date next succeeding the expiration of 30 days after the date of initial issue of any shares of the Series A Preferred Stock.

     Dividends on the Series A Preferred Stock, if any, shall be cumulative so that no dividend (other than a dividend payable in Common Stock) or other distribution shall be paid or declared or made on, and no amounts shall be applied to the purchase or redemption of, the Common Stock or any other class of stock ranking junior to the Series A Preferred Stock as to dividends or assets unless (i) full cumulative dividends for all past Quarterly Dividend Periods have been paid or declared and set apart for payment, and full cumulative dividends for then current Quarterly Dividend Period shall have been or simultaneously therewith shall be paid and declared on outstanding Series A Preferred Stock, and (ii) after giving effect to such payment of dividend, other distribution, purchase or redemption, the aggregate capital of the Company applicable to all capital stock outstanding ranking junior to the Series A Preferred Stock as the dividends or assets plus the consolidated surplus of the Company and its subsidiaries shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Company on all shares of the Series A Preferred Stock and all stock ranking prior to on a parity with the Series A Preferred Stock as the dividends or assets to be outstanding after the payment of such dividend, other distribution, purchase or redemption. Determinations made with respect to the declaration and payment of dividends and other distributions shall be made in accordance with the provisions of the Texas Business Corporation Act, as amended and in effect at the time (the "TBCA").

     4. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock shall, subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock (or any similar stock) of the Company, be entitled to receive the greater of (a) $200 per share, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 200 times the aggregate amount to be distributed per share to holders of Common Stock, plus in either instance accrued dividends to the date of distribution, whether or not earned or declared. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the

                           Restated Articles of Incorporation of EEX Corporation
outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     No distribution shall be made to the holders of shares of Common Stock or any other stock ranking junior to the Series A Preferred Stock upon liquidation, distribution or winding up, unless, prior thereto, the holders of Shares of Series A Preferred Stock shall have received the amounts set forth above. If the assets available for distribution to holders of shares of Series A Preferred Stock shall not be sufficient to pay in full the amounts so determined to be payable on all shares of the Series A Preferred Stock in the event of such voluntary or involuntary dissolution, liquidation or winding up, as the case may be, then assets available for payment shall be distributed ratably among the holders of the Series A Preferred Stock of all series in accordance with the amounts so determined to be payable on the shares of each series in the event of voluntary or involuntary dissolution, liquidation or winding up, as the case may be, in proportion to the full preferential amounts to which they are respectively entitled. After payment to the holders of the Series A Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of Series A Preferred Stock will have no other rights or claims to any of the remaining assets of the Company either upon distribution of such assets or upon dissolution, liquidation or winding up. The sale of all or substantially all of the property of the Company to, or the merger or consolidation of the Company into or with, any other corporation, or the purchase or redemption by the Company of any shares of its Preferred Stock, or its Series A Preferred Stock or its Common Stock or any other class of its stock shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purpose of this paragraph.

     5. Optional Redemption. So long as full cumulative dividends on all outstanding shares of Series A Preferred Stock for all dividend periods ending on or prior to the date fixed for redemption shall have been paid or declared and set apart for payment and subject to any applicable requirements of Texas law and the rights of the holders of any shares of any other series of Preferred Stock (or any similar stock) of the Company, the Company shall have the option to redeem the whole or any part of the Series A Preferred Stock at any time on at least 30 days notice in accordance with the provisions of the procedures for redemptions set forth in the TBCA at a redemption price equal to the greater of
(a) $200 and (b), subject to the provision for adjustment hereinafter set forth, 200 times the "current per share market price" of the Common Stock on the date of mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were otherwise entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the 10 consecutive "trading days" (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on such date no such market maker is

                           Restated Articles of Incorporation of EEX Corporation
making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "trading day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

     6. Treasury Shares. So long as any shares of the Series A Preferred Stock are outstanding, shares of the Series A Preferred Stock which are purchased, redeemed or otherwise acquired by the Company shall not be reissued, or otherwise disposed of, as shares of Series A Preferred Stock.

     7. Conversion. Other than as set forth above, the Series A Preferred Stock shall not have any conversion or exchange rights.

     8.  Voting Rights.

     (A) Each share of Series A Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after the Rights Declaration Date, (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such as the number of votes to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Series A Preferred Stock shall have no voting rights other than the voting rights set forth herein, in the Restated Articles of Incorporation of the Company or as otherwise provided by Texas law.

     9. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted or changed into other stock or securities, cash and/or other property, then in any such case proper provision shall be made so that each share of Series A Preferred Stock shall at the same time be similarly exchanged for or converted or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, for which or into which each share of Common Stock is exchanged for or converted or changed. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or conversion or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     10. Amendment. No change shall be made in any of the rights or preferences of the Series A Preferred Stock at the time outstanding without the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to the shares of the Series A Preferred Stock outstanding on the record date for such meeting in addition to any other vote, if any, as may be required for such change under the applicable provisions of the Restated Articles of Incorporation and the laws of the State of Texas at the time applicable thereto."

                                  ARTICLE FIVE

     The street address of the Company's registered office is 2500 City West Blvd., Suite 1400, Houston, Texas 77042, and the name of its registered agent at that address is Janice K. Hartrick.

                           Restated Articles of Incorporation of EEX Corporation

                                  ARTICLE SIX

     (A) Number. The number of Directors constituting the Board of Directors of the Company shall be fixed from time to time by the Board of Directors by the affirmative vote of not less than a majority of the Continuing Directors (as defined in Article Ten) but shall not be less than three (3), subject to such rights to elect additional Directors under such specified circumstances as may be granted to holders of Preferred Stock,

     (B) Required Vote to Elect Directors. With respect to the election of Directors, the act of the shareholders electing the Directors shall be a vote of the holders of a majority of the outstanding shares entitled to vote in the election of Directors.

     (C) Term. Directors shall hold office until their respective successors shall have been elected and qualified.

     (D) Removal. Directors may be removed from office, with or without cause, only by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote in the election of Directors, if notice of the intention to act upon such matter shall have been given in the notice calling for the meeting.

     (E) Vacancies; Increase in Number of Directors. Subject to such rights to elect Directors under specified circumstances as may be granted to holders of Preferred Stock, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other reason shall be filled solely by the affirmative vote of a majority of the Continuing Directors, even though less than a quorum of the Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     (F) Current Directors. The number of Directors constituting the Board of Directors is five (5), subject to being increased or decreased as set forth above. The names and addresses of the persons who are to serve as Directors and their classification are:

          Name                      Address
          ----                      -------

          T. M Hamilton             2500 City West Blvd., Suite 1400, Houston, Texas 77042
          F. S. Addy                2500 City West Blvd., Suite 1400, Houston, Texas 77042
          B. A. Bridgewater, Jr.    2500 City West Blvd., Suite 1400, Houston, Texas 77042
          F. M. Lowther             2500 City West Blvd., Suite 1400, Houston, Texas 77042
          M. P. Mallardi            2500 City West Blvd., Suite 1400, Houston, Texas 77042

                                 ARTICLE SEVEN

     To the fullest extent permitted by law, a Director shall not be liable to the Company or its shareholders for monetary damages for any act or omission in his capacity as a Director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation of the personal liability of a Director existing at the time of the repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a Director by the Company for any liability of a Director that has not been eliminated by the provisions of this Article.

                                 ARTICLE EIGHT

     (A) Power to Alter, Amend or Repeal Bylaws. The power to alter, amend, suspend or repeal the Bylaws or to adopt new Bylaws shall be vested in, and shall require the affirmative vote of not less than a majority of the Continuing Directors (as defined in Article Ten); provided that any Bylaw or amendment thereto as adopted by the Board of Directors may be altered, amended, suspended or repealed by the affirmative vote of the holders of not less than 66 2/3% of the outstanding Voting Stock (as defined in Article Ten) or a new Bylaw

                           Restated Articles of Incorporation of EEX Corporation
in lieu thereof may be adopted by vote of such shareholders. No Bylaw that has been altered, amended or adopted by such a vote of the shareholders may be altered, amended or repealed by vote of the Directors until two years shall have expired since such action by such vote of shareholders.

     (B) Bylaw Stock Ownership Restrictions. The Board of Directors shall have the power and authority, from time to time, to adopt, alter or amend the Bylaws to add or amend such provisions as in their judgment may be necessary or appropriate to ensure that the Company and its shareholders satisfy the citizenship or other requirements imposed by any federal or state law relating to the ownership, possession or leasing of gas, oil or other minerals, land, vessels or any other property, licenses or rights of any nature whatsoever in which the Company or any of its subsidiaries may have or hereafter have, or seek to have, any right or interest. Without limiting such general powers, the Board of Directors shall have the power and authority, from time to time, to adopt, alter or amend the Bylaws to add or amend provisions that for such purpose impose restrictions on the transfer or registration of transfer of the shares of the Company, including without limitation restrictions that:

          (1) obligate the holders of the restricted shares to offer to the Company or to any other holders of shares of the Company or to any other person or to any combination of the foregoing, a prior opportunity, to be exercised within a reasonable time, to acquire the restricted shares;

          (2) provide that the Company or the holders of any class of shares of the Company must consent to any proposed transfer of the restricted shares or approve the proposed transferee of the restricted shares before the transfer may be effected;

          (3) prohibit the transfer of the restricted shares to designated persons or classes of persons; or

          (4) maintain any tax or other status or advantage to the Company.


                                  ARTICLE NINE

     (A) No Shareholder Written Consent Action. Any action required or permitted to be taken by the shareholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

     (B) Special Meetings of Shareholders. Subject to such rights to call special meetings of shareholders under specified circumstances as may be granted to holders of Preferred Stock, special meetings of shareholders may be called only by the Chairman of the Board or the President of the Company, at the request in writing or by vote of not less than a majority of the Continuing Directors (as defined in Article Ten) or at the request of the holders of not less than 50% of the outstanding shares entitled to vote at the meeting, and not by any other persons. Any request for a special meeting made by the Board of Directors shall state the purpose or purposes of the proposed meeting, and business transacted at the meeting shall be confined to the objects stated in the notice of the meeting.

                                  ARTICLE TEN

     In addition to any other vote of shareholders required by the TBCA, the Articles of Incorporation or otherwise, the affirmative vote of the holders of not less than 80% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Company, including the affirmative vote of the holders of not less than 50% of the outstanding shares of Voting Stock not "Beneficially Owned"(as hereinafter defined), directly or indirectly, by any "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) in which any Related Person has an interest (except proportionately as a shareholder of the Company); provided, that the 50% voting requirement referred to above shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of the

                           Restated Articles of Incorporation of EEX Corporation
outstanding shares of Voting Stock; provided further that the 80% requirement referred to above shall not be applicable if:

          (1) The Board of Directors by a vote of not less than a majority of the "Continuing Directors" (as hereinafter defined) then holding office (a) expressly approved in advance the acquisition of outstanding shares of Voting Stock that resulted in the Related Person becoming a Related Person or (b) approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person;

          (2) The Business Combination is solely between the Company and another corporation, 100% of the Voting Stock of which is owned, directly or indirectly, by the Company; or

          (3) All of the following conditions have been met: (a) the Business Combination is a merger or consolidation, the consummation of which is proposed to take place within one (1) year after the date of the transaction that resulted in the Related Person becoming a Related Person and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, reverse stock splits and share dividends, and including any brokerage commissions, transfer taxes and soliciting dealer fees) paid by the Related Person in acquiring any of its holdings of Common Stock; (b) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of Common Stock with a form of consideration other than cash, the same form of consideration with which the Related Person acquired such majority; (c) after such Related Person has become a Related Person and prior to consummation of such Business
     Combination: (i) except as approved by a majority of the "Continuing Directors" (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding shares of Preferred Stock,
     (ii) there shall have been no reduction in the annual rate of dividends paid per share on the Company's Common Stock (adjusted as appropriate for recapitalizations and for stock splits, reverse stock splits and share dividends) except as approved by a majority of the Continuing Directors,
     (iii) such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Company except as part of the transaction that resulted in such Related Person becoming a Related Person, and (iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise; and (d) a proxy statement, that complies with the requirements of the "Exchange Act" (as hereinafter defined) and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations), shall be mailed to all shareholders of record not less than forty (40) days prior to the consummation of the Business Combination for the purpose of soliciting shareholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Combination from the point of view of the remaining shareholders of the Company (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the Company upon receipt of such opinion).

          For the purposes of this Article:

          "Affiliate," when used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

                           Restated Articles of Incorporation of EEX Corporation

          "Associate," when used to indicate a relationship with a specified person, shall mean (a) any corporation, partnership or other organization of which the specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent or more of any class of equity securities, (b) any trust or other estate in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of the specified person, or any relative of that spouse, who has the same home as the specified person or who is a director or officer of the Company or any of its parents or Subsidiaries, and (d) any person who is a director or officer of the specified person or any of its parents or subsidiaries (other than the Company or any Subsidiary of the Company).

          "Beneficial Owner" and "Beneficially Own," when used with reference to any Voting Stock, shall mean

          (a) that the person or any of its Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act as in effect on September 10, 1996;

          (b) that the person or any of its Affiliates or Associates has (i) the right to acquire (whether that right is exercisable immediately or only after the passage of time and whether that right is contingent or absolute) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither that person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted with respect to shares for a particular meeting of shareholders pursuant to a public solicitation of proxies for that meeting, if neither that person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner of those shares); or

          (c) that are beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act as in effect on September 10, 1996 by any other person with which the person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reasons of a revocable proxy given in response to public proxy or consent solicitation made pursuant to the applicable rules under the Exchange Act) or disposing of any shares of Voting Stock; provided, however, that in the case of any employee stock ownership or similar plan of the Company or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by that plan, no such plan and no trustee with respect thereto (or any Affiliate of that trustee), solely by reason of that capacity as trustee, shall be deemed for the purposes hereof to Beneficially Own any shares of Voting Stock held under any such plan.

          "Business Combination" shall mean (a) any merger, consolidation or share exchange involving the Company or a Subsidiary, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Company (including without limitation any voting securities of a Subsidiary) or of a Subsidiary, (c) any sale, lease, exchange, transfer or other disposition of assets having a fair market value of $5,000,000 or more to the Company or a Subsidiary, (d) the issuance or transfer by the Company or a Subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the Company or a Subsidiary, (e) any reclassification of securities (including any reverse stock split) or recapitalization by the Company, the effect of which would be to increase the voting power (whether or not currently exercisable) of a Related Person, (f) any plan or proposal for the liquidation or dissolution of the Company, (g) any series or combination of transactions having, directly or indirectly, the same effect as any of the foregoing, and (h) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

          "Continuing Director" shall mean any member of the Board of Directors who is not an Affiliate or Associate of a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director

                           Restated Articles of Incorporation of EEX Corporation who is not an Affiliate or Associate of the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then serving as members of the Board of Directors. Provisions hereof requiring approval by Continuing Directors shall not be deemed satisfied unless there is at least one Continuing Director.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "other consideration to be received," for purposes of subparagraph (3) of this Article, shall include without limitation Common Stock retained by the Company's existing public shareholders in the event of a Business Combination in which the Company is the surviving corporation.

          "person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, company, institution, entity, party or governmental authority.

          "Related Person" shall mean and include any person or "group" of persons (as such term is used in Regulation 13D-G under the Exchange Act), and each Affiliate and Associate of any such person, that individually or collectively is the Beneficial Owner in the aggregate of not less than 10% of the outstanding Voting Stock, other than the Company or any employee benefit plan(s) sponsored by the Company.

          "Subsidiary" shall mean, with respect to any person, a person in which the person directly or indirectly owns at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such person, and any person that is affiliated with such person.

          "Substantial Part" shall mean more than 5% of the book value of the total assets of the person in question as of the end of the most recently completed fiscal year or, in the case of Voting Stock of a Subsidiary, 10% or more of the outstanding shares of such Subsidiary's Voting Stock.

          "Voting Stock" shall mean all outstanding shares of capital stock of the Company or other person entitled to vote generally in the election of Directors, considered for the purposes of this Article as a single class. If the Company has Voting Stock entitled to more or less than one vote for any such share, each reference in this Article to a proportion or percentage of shares of Voting Stock shall be calculated by reference to the portion or percentage of votes entitled to be cast by the holders of such shares.

     For the purpose of this Article, a majority of the Continuing Directors shall have the power to determine, on the basis of information known to them, of: (a) the number of shares of Voting Stock of which any person is the Beneficial Owner, (b) whether a person is a Related Person, (c) whether a person is an Affiliate or Associate of another person, (d) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (e) whether the assets subject to any Business Combination constitute a Substantial Part, (f) whether any Business Combination is one in which a Related Person has an interest (except proportionately as a shareholder of the Company), (g) the fair market value of property other than cash or stock, (h) the highest per share price in accordance with this Article, (i) whether the applicable conditions set forth in this Article have been met with respect to any Business Combination, and (j) such other matters with respect to which a determination is required under this Article.

     A majority of the Continuing Directors then in office shall have the right to demand that any person who those Directors reasonably believe is a Related Person (or holds of record shares of Voting Stock Beneficially Owned by any Related Person) supply the Company with complete information about (a) the record owner(s) of all shares Beneficially Owned by the persons who those Directors reasonably believe is a Related Person, (b) the number of, and class or series of, shares Beneficially Owned by any such person who those Directors reasonably believe is a Related Person and held of record by each such record owner and the number(s) of the stock

                           Restated Articles of Incorporation of EEX Corporation
certificates(s) evidencing such shares and (c) any other factual matter relating to the applicability or effect of this Article as may reasonably be requested of such person, and that person shall furnish that information within ten days after receipt of the demand.

                                 ARTICLE ELEVEN

     The provisions set forth in Articles Six, Eight and Nine hereof may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than 75% of all shares of "Voting Stock" (as defined in Article Ten), considered for purposes of this Article as one class; the amendment, alteration, change, repeal or recision of this Article and Article Ten hereof shall require both such 75% vote and the affirmative vote of the holders of not less than 50% of such Voting Stock, excluding the vote of any shares owned by a "Related Person" (as defined in Article Ten), if any (such 50% voting requirement shall not be applicable if such amendment, alteration, change, repeal or recision is approved by the affirmative vote of the holders of not less than 90% of such Voting Stock). The voting requirement contained in this Article and in Articles Six, Eight, Nine and Ten hereof shall be in addition to voting requirements imposed by law, other provisions of these Articles of Incorporation or any designation of preferences in favor of certain classes or series of classes of shares of capital stock of the Company.

     EXECUTED as of the 24th day of February, 1998.


                                       EEX CORPORATION


                                       By: /s/ J. K. HARTRICK
                                          ----------------------------------
                                              J. K. Hartrick
                                              Senior Vice President,
                                              General Counsel and Secretary




                           Restated Articles of Incorporation of EEX Corporation
                                                                   Page 12 of 12